EXHIBIT 3(i)

                          ARTICLES OF RESTATEMENT

                               restating the
                SECOND RESTATED ARTICLES OF INCORPORATION OF

                                ASHLAND INC.

     Pursuant to the provisions of KRS Section 271B.10-070, Ashland Inc. hereby adopts these Articles of Restatement for the purpose of restating its Second Restated Articles of Incorporation, as amended to date.

     First:   The name of the corporation is Ashland Inc.

     Second: The text of the corporation's Third Restated Articles of Incorporation is set forth on Exhibit A attached hereto.

                                CERTIFICATE

     Pursuant  to  KRS  Section  271B.10-070(4),   the  undersigned  hereby
certifies that:

          (1) the text of the corporation's Third Restated Articles of Incorporation set forth on Exhibit A attached hereto does not contain an amendment to the articles requiring shareholder approval; and

          (2) the board of directors adopted the Third Restated Articles of Incorporation.

     These Articles of Restatement restating the Second Restated Articles of Incorporation of Ashland Inc. have been executed as of the 17th day of May, 2006.

                                         ASHLAND INC.

                                         By:  /s/ David L. Hausrath
                                             ------------------------------
                                             David L. Hausrath
                                             Senior Vice President

THIS INSTRUMENT PREPARED BY:

 /s/ Linda L. Foss
---------------------------------
Linda L. Foss
50 E. RiverCenter Boulevard
Covington, Kentucky  41012-0391
(859) 815-3483


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                                                                  EXHIBIT A
                  THIRD RESTATED ARTICLES OF INCORPORATION
                                     OF
                                ASHLAND INC.

---------------------------------------------------------------------------

                                 ARTICLE I

     The name of the corporation is Ashland Inc. (hereinafter called the "Company" or the "Corporation").

                                 ARTICLE II

     The purpose for which the Company is organized is the transaction of any or all lawful businesses for which corporations may be organized under the Kentucky Business Corporation Act, or any act amendatory thereof, supplemental thereto or substituted therefor (hereinafter called the "Act"), and to do all things necessary, convenient, proper or desirable in connection with or incident to any of the Company's businesses.

                                ARTICLE III

     A. The Company shall have all the powers conferred upon a corporation organized under the Act and shall have all powers necessary, convenient or desirable in order to fulfill and further the purpose of the Company.

     B. The Company shall have the power to purchase shares of the stock of the Company to the extent of unreserved and unrestricted capital and earned surplus of the Company and to any greater extent permitted by the Act.

     C. The Board of Directors of the Company may distribute to the shareholders of the Company a portion of the Company's assets, in cash or property, out of capital surplus of the Company and from any other source permitted by the Act.

                                 ARTICLE IV

     A. The aggregate number of shares which the Company is authorized to issue is 30,000,000 shares of Cumulative Preferred Stock (hereinafter called the "Preferred Stock"), and 200,000,000 shares of Common Stock, par value $0.01 per share (hereinafter called the "Common Stock").

     B. Preferred Stock

        (1) To the extent permitted by the Act, the Board of Directors is authorized, by resolution, to cause the Preferred Stock to be divided into and issued from time to time in one or more series and to fix and determine the designation and number of shares, and the relative rights and preferences of the shares, of each such series, and to change shares of one series that have been redeemed or reacquired into shares of another series.

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        (2) All  shares  of  Preferred  Stock  shall  rank  equally  and be identical in all respects except as to the relative rights and preferences of any series fixed and determined by the Board of Directors, which may vary to the extent permitted by the Act.

        (3) The Preferred Stock shall be preferred over the Common Stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in Common Stock) on the Common Stock shall be declared and set apart for payment or paid, the holders of shares of each series of Preferred Stock shall be entitled to receive dividends (either in cash, shares of Common Stock or Preferred Stock, or otherwise) when, as and if declared by the Board of Directors, at the rate and on the date or dates fixed in the resolution adopted by the Board of Directors establishing such series, and no more. With respect to each series of Preferred Stock, the dividends on each share of such series shall be cumulative from the date of issue of such share unless some other date is fixed in the resolution adopted by the Board of Directors establishing such series. Accruals of dividends shall not bear interest.

        (4) The Preferred Stock shall be preferred over the Common Stock as to assets so that the holders of each series of Preferred Stock shall be entitled to be paid, upon the voluntary or involuntary liquidation, dissolution or winding up of the Company and before any distribution is made to the holders of Common Stock, the amount fixed in the resolution adopted by the Board of Directors establishing such series, but in such case the holders of such series of Preferred Stock shall not be entitled to any other or further payment. If upon any such liquidation, dissolution or winding up of the Company its net assets shall be insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock are entitled, the entire remaining net assets of the Company shall be distributed among the holders of each series of Preferred Stock in amounts proportionate to the full amounts to which the holders of each such series are respectively so entitled. For purposes of this paragraph (4), the voluntary sale, lease, exchange or transfer of all or substantially all of the Company's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company.

        (5) All shares of any series of Preferred Stock shall be redeemable to the extent permitted by the Act and fixed in the resolution adopted by the Board of Directors establishing such series. All shares of any series of Preferred Stock shall be convertible into shares of Common Stock or into shares of any other series of Preferred Stock to the extent permitted by the Act and fixed in the resolution adopted by the Board of Directors establishing such series.

        (6) Unless otherwise provided herein or by the Act, or unless otherwise provided in the resolution adopted by the Board of Directors establishing any series of Preferred Stock, the holders of shares of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held by them on all matters properly presented to shareholders, the holders of Common Stock and the holders of all series of Preferred Stock voting together as one class.

        (7) So long as any shares of Preferred Stock are outstanding, the Company shall not:

            (a) Redeem, purchase or otherwise acquire any shares of Common Stock if at the time of making such redemption, purchase or acquisition, the Company shall be in default with respect to any dividends accrued on, or any obligation to retire, shares of Preferred Stock.

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            (b) Without the  affirmative  vote or consent of the holders of at least 66-2/3% of the number of shares of Preferred Stock at the time outstanding, voting or consenting (as the case may be) separately as a class without regard to series, given in person or by proxy, either in writing or by resolution adopted at a meeting called for the purpose, (i) create any class of stock ranking prior to the Preferred Stock as to dividends or upon liquidation or increase the authorized number of shares of any such class of stock or (ii) alter or change any of the provisions of these Articles of Incorporation so as adversely to affect the relative rights and preferences of the Preferred Stock or (iii) increase the authorized number of shares of Preferred Stock.

            (c) Without the affirmative vote or consent of the holders of at least 66-2/3% of the number of shares of any series of Preferred Stock at the time outstanding, voting or consenting (as the case may be) separately as a series, given in person or by proxy, either in writing or by resolution adopted at a meeting called for the purpose, alter or change any of the provisions of these Articles of Incorporation so as adversely to affect the relative rights and preferences of such series.

     C. Common Stock

        (1) The holders of Common Stock of the Company shall be entitled to one vote for each share of Common Stock held by them on all matters properly presented to shareholders, except as otherwise provided herein or by the Act.

        (2) Subject to the preferential rights of Preferred Stock set forth herein or in the resolution adopted by the Board of Directors establishing any series of Preferred Stock, such dividends (either in cash, shares of Common Stock or Preferred Stock, or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time in accordance with the Act.

        (3) Subject to the preferential rights of Preferred Stock set forth herein or in the resolution adopted by the Board of Directors establishing any series of Preferred Stock, the holders of Common Stock shall be entitled to receive the net assets of the Company upon dissolution.

     D. No holder of shares of any class of stock of the Company shall have any preemptive right to subscribe to stock, obligations, warrants, subscription rights or other securities of the Company of any class, whether now or hereafter authorized.

                                 ARTICLE V

     The Company shall have perpetual existence.

                                 ARTICLE VI

     Subject to the restriction that the number of directors shall not be less than the number required by the laws of the Commonwealth of Kentucky, the number of directors may be fixed, from time to time, pursuant to the By-laws of the Company.

     The members of the Board of Directors (other than those who may be elected by the holders of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of these Articles of Incorporation or of such class or series of stock) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the Company, one class to be originally elected for a term expiring at the first annual meeting of the shareholders after their election, another class to be originally elected for a term expiring at the second annual meeting of the shareholders after their election, and another class to be originally elected for a term expiring at the third annual meeting of the shareholders after their election, with each class to hold office until the successors of such class are elected and qualified. At each annual meeting of the shareholders, the date of which shall be fixed by or pursuant to the By-laws of the Company, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

     Subject to any requirements of law and the rights of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of these Articles of Incorporation or of such class or series of stock (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series), the affirmative vote of the holders of 80% or more of the voting power of the then outstanding voting stock of the Company, voting together as a single class, shall be required to remove any director without cause. For purposes of this Article VI, "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Company, other than any such failure resulting from incapacity due to physical or mental illness, or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Company. As used in these Articles of Incorporation, "voting stock" shall mean shares of capital stock of the Company entitled to vote generally in an election of directors.

     Subject to any requirements of law and the rights of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of these Articles of Incorporation or of such class or series of stock, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successors shall have been elected and qualified.

                                ARTICLE VII

     In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to:

     A. adopt any By-laws that the Board of Directors may deem necessary or desirable for the efficient conduct of the affairs of the Company, including, but not limited to, provisions governing the conduct of, and the matters which may properly be brought before, annual or special meetings of the shareholders and provisions specifying the manner and extent to which prior notice shall be given of the submission of proposals to be considered at any such meeting or of nominations for election of directors to be held at any such meeting; and

     B. repeal, alter or amend the By-laws.

     In addition to any requirements of law and any other provisions of these Articles of Incorporation or the terms of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series), the affirmative vote of the holders of 80% or more of the voting power of the then outstanding voting stock of the Company, voting together as a single class, shall be required to amend, alter or repeal any provision of the By-laws.

                                ARTICLE VIII

     A. A higher than majority vote of shareholders for certain Business Combinations shall be required as follows:

        (1) In addition to any affirmative vote otherwise required by law or these Articles of Incorporation or the terms of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series) and except as otherwise expressly provided in Section B of this Article VIII:

            (a) any merger or consolidation of the Company or any Subsidiary with an Interested Shareholder or with any other corporation, whether or not itself an Interested Shareholder, which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder who was an Interested Shareholder prior to the transaction;

            (b) any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or a series of transactions in any twelve-month period, to any Interested Shareholder or any Affiliate of an Interested Shareholder, other than the Company or any Subsidiary, of any assets of the Company or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors, an aggregate book value as of the end of the Company's most recently ended fiscal quarter of 5% or more of the total market value of the outstanding stock of the Company or of its net worth as of the end of its most recently ended fiscal quarter;

            (c) the issuance or transfer by the Company or any Subsidiary, in one transaction or a series of transactions in any twelve-month period, of any equity securities of the Company or any Subsidiary which have an aggregate market value of 5% or more of the total market value of the outstanding stock of the Company, determined as of the end of the Company's most recently ended fiscal quarter prior to the first such issuance or transfer, to any Interested

Shareholder or any Affiliate of any Interested Shareholder, other than the Company or any Subsidiary, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Company's voting stock or any other method affording substantially proportionate treatment to the holders of voting stock;

            (d) the adoption of any plan or proposal for the liquidation or dissolution of the Company in which anything other than cash will be received by an Interested Shareholder or any Affiliate of an Interested Shareholder; or

            (e) any reclassification of securities, including any reverse stock split; any recapitalization of the Company; any merger or consolidation of the Company with any Subsidiary; or any other transaction which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by 5% or more the proportionate amount of the outstanding shares of any class of equity securities of the Company or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the recommendation of the Board of Directors and the affirmative vote of the holders of at least (i) 80% of the voting power of the then outstanding voting stock of the Company, voting together as a single class, and (ii) two-thirds of the voting power of the then outstanding voting stock other than voting stock beneficially owned by the Interested Shareholder who is, or whose Affiliate is, a party to the Business Combination or by an Affiliate or Associate of such Interested Shareholder, voting together as a single class.

        (2) The term "Business Combination" as used in this Article VIII shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of paragraph (1) of Section A of this Article VIII.

     B. The provisions of Section A of this Article VIII shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative vote (if any) as is required by law, any other provision of these Articles of Incorporation or the terms of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation, if all conditions specified in either of the following paragraphs (1) or (2) are met:

        (1) The Business Combination shall have been approved by resolution by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors was present; or

        (2) All the following five conditions have been met:

            (a) The aggregate amount of the cash and the market value as of the Valuation Date of consideration other than cash to be received per share by holders of Common Stock in such Business Combination is at least equal to the highest of the following:

                (i) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common

Stock (a) within the two-year period  immediately prior to the Announcement
Date  or  (b)  in  the   transaction  in  which  it  became  an  Interested
Shareholder, whichever is higher;

                (ii) the market value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                (iii) the price per share equal to the market value per share of Common Stock determined pursuant to clause (ii) immediately preceding, multiplied by the fraction resulting from (a) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date, over (b) the market value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of Common Stock.

            (b) The aggregate amount of the cash and the market value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than Common Stock is at least equal to the highest of the following, whether or not the Interested Shareholder has previously acquired any shares of a particular class or series of stock:

                (i) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of such class of stock acquired by it
(a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Shareholder, whichever is higher;

                (ii) the highest preferential amount per share to which the holders of shares of such class of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company;

                (iii) the market value per share of such class of stock on the Announcement Date or on the Determination Date, whichever is higher; and

                (iv) the price per share equal to the market value per share of such class of stock determined pursuant to clause (iii) immediately preceding, multiplied by the fraction resulting from (a) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of any class of voting stock acquired by it within the two-year period immediately prior to the Announcement Date over (b) the market value per share of the same class of voting stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of the same class of voting stock.

            (c) In making any price calculation under paragraph (2) of this Section B, appropriate adjustments shall be made to reflect any reclassification or stock split (including any reverse stock split), stock dividend, recapitalization or any similar transaction which has the effect of increasing or reducing the number of outstanding shares of the stock. The consideration to be received by holders of any class or series of outstanding stock is to be in cash or in the same form as the Interested Shareholder has previously paid for shares of the same class or series of stock. If the Interested Shareholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either in cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

            (d) After the Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

                (i) there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends, whether or not cumulative, on any outstanding Preferred Stock of the Company or other capital stock entitled to a preference over the Common Stock as to dividends or upon liquidation;

                (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock, except as necessary to reflect any subdivision of the Common Stock, and no failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or other similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; and

                (iii) the Interested Shareholder did not become the beneficial owner of any additional shares of stock of the Company except as part of the transaction which resulted in such Interested Shareholder or by virtue of proportionate stock splits or stock dividends.

The provisions of clauses (i) and (ii) immediately preceding shall not apply if neither an Interested Shareholder nor any Affiliate or Associate of an Interested Shareholder voted as a director of the Company in a manner inconsistent with such clauses and the Interested Shareholder, within ten days after any act or failure to act inconsistent with such clauses, notifies the Board of Directors of the Company in writing that the Interested Shareholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

            (e) After the Interested Shareholder has become an Interested Shareholder, the Interested Shareholder shall not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advance, guarantees, pledges or other financial assistance provided by the Company or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

     C. For purposes of this Article VIII:

        (1) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 30, 2005 (the term "registrant" in such Rule 12b-2 meaning in this case the Company).

        (2) "Announcement Date" means the first general public announcement of the proposal or intention to make a proposal of the Business Combination or its first communication generally to shareholders of the Company, whichever is earlier.

        (3) "Beneficial owner" when used with respect to any voting stock, means a person who, individually or with any Affiliate or Associate has:

            (i) the right to acquire voting stock, whether such right is exercisable immediately or only after the passage of time and whether or not such right is exercisable only after specified conditions are met pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

            (ii) the right to vote voting stock pursuant to any agreement, arrangement, or understanding; or

            (iii) any agreement, arrangements, or understanding for the purpose of acquiring, holding, voting or disposing of voting stock with any other person who beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of voting stock.

        (4) "Continuing Director" means any member of the Board of Directors who is not an Affiliate or Associate of an Interested Shareholder or any of its Affiliates, other than the Company or any Subsidiary, and who was a director of the Company prior to the time the Interested Shareholder became an Interested Shareholder, and any other member of the Board of Directors who is not an Affiliate or Associate of an Interested Director or any of its Affiliates, other than the Company or any Subsidiary, and was recommended or elected by a majority of the Continuing Directors at a meeting at which a quorum consisting of a majority of the Continuing Directors is present.

        (5) "Determination Date" means the date on which an Interested Shareholder first became an Interested Shareholder.

        (6) "Equity Security" means:

            (a) any stock or similar security, certificate of interest, or participation in any profit-sharing agreement, voting trust certificate, or certificate of deposit for the foregoing;

            (b) any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security; or

            (c) any put, call, straddle, or other option, right or privilege of acquiring an equity security from or selling an equity security to another without being bound to do so.

        (7) "Interested Shareholder" means any person, other than ATB Holdings Inc., a corporation incorporated under the laws of Delaware on March 9, 2004 ("HoldCo"), the Company or any Subsidiary, who:

            (a) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the Company; or

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            (b) is an  Affiliate  of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the Company.

     For the purpose of determining whether a person is an Interested Shareholder, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned by the person through application of paragraph (3) of this Section C but shall not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise. Furthermore, any such beneficial ownership or voting power arising solely out of a trustee or custodial relationship of any person in connection with a Company "employee benefit or stock plan" shall be excluded for purposes of determining whether or not any such person is an Interested Stockholder. For purposes hereof, the term "employee benefit or stock plan" of the Company shall mean any option, bonus, appreciation, profit sharing, retirement, incentive, thrift, employee stock ownership, dividend reinvestment, savings or similar plan of the Company.

        (8) "Market Value" means:

            (a) in the case of stock, the highest closing sale price during the 30 calendar day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on such Composite Tape, on the New York Stock Exchange, or if such stock is not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30 calendar day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors is present; and

            (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors is present.

        (9) "Subsidiary" means any corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Company.

        (10) "Valuation Date" means:

            (a) for a Business Combination voted upon by shareholders, the later of the day prior to the date of the shareholders' vote or the date 20 business days prior to the consummation of the Business Combination; and

            (b) for a Business Combination not voted upon by shareholders, the date of the consummation of the Business Combination.

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

        (11) "Voting Stock" means shares of capital stock of the Company entitled to vote generally in an election of directors.

     D. In addition to any requirements of law and any other provisions of these Articles of Incorporation or the terms of any class or series of capital stock of the Company entitled to a preference over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series), the affirmative vote of:

        (1) the holders of at least 80% of the voting power of the then outstanding voting stock of the Company, voting together as a single class, and

        (2) the holders of at least two-thirds of the voting power of the then outstanding voting stock of the Company other than the Interested Shareholder, voting together as a single class,

shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article VIII.

     E. In addition to the higher  voting  requirements  contained  in this
Article VIII, the Kentucky Business Combination statutes (Sections 271B.12-200 through 271B.12-230 of the Act, as amended or supplemented) shall apply to any business combination (as defined therein) of the Company or any Subsidiary in accordance with their terms, provided that HoldCo shall be excluded from the definition of an "Interested Shareholder" of the Corporation thereunder.

                                 ARTICLE IX

     In addition to any requirements of law and any other provisions of these Articles of Incorporation or the terms of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series), the affirmative vote of the holders of 80% or more of the voting power of the then outstanding voting stock of the Company, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article IX or Article VI or VII of these Articles of Incorporation. Subject to the foregoing provisions of this Article IX and Section D of Article VIII, the Company reserves the right from time to time to amend, alter, change, add to or repeal any provision contained in these Articles of Incorporation in any manner now or hereafter prescribed by law and in these Articles of Incorporation, and all rights and powers at any time conferred upon shareholders, directors and officers of the Company by these Articles of Incorporation or any amendment thereof are subject to the provisions of this Article IX and Section D of Article VIII.

                                 ARTICLE X

     The Company may, to the maximum extent permitted by law, indemnify any director, officer, employee or agent of the Company against costs and expenses (including but not limited to attorneys' fees) and any liabilities (including but not limited to judgments, fines, penalties and settlements) paid by or imposed against any such person in connection with any actual or

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

threatened claim, action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative or other (including any appeal relating thereto) and whether made or brought by or in the right of the Company or otherwise, in which any such person is involved, whether as a party, witness, or otherwise, because he or she is or was a director, officer, employee or agent of the Company or a predecessor of the Company or a director, officer, partner, trustee, employee or agent of any other corporation, partnership, employee benefit plan or other entity.

     The indemnification authorized by this Article X shall not supersede or be exclusive of any other right of indemnification which any such person may have or hereafter acquire under any provision of these Articles of
Incorporation or the By-laws of the Company, agreement, vote of shareholders or disinterested directors or otherwise. The Company may take such steps as may be deemed appropriate by the Board of Directors to provide indemnification to any such person, including, without limitation, entering into contracts for indemnification between the Company and individual directors, officers, employees or agents which may provide rights to indemnification which are broader or otherwise different than the rights authorized by this Article X. The Company may take such steps as may be deemed appropriate by the Board of Directors to secure, subject to the occurrence of such conditions or events as may be determined by the Board of Directors, the payment of such amounts as are required to effect any indemnification permitted or authorized by this Article X, including, without limitation, purchasing and maintaining insurance, creating a trust fund, granting security interests or using other means (including, without limitation, irrevocable letters of credit).

     Any amendment or repeal of this Article X shall operate prospectively only and shall not affect any action taken, or failure to act, by the Company or any such person prior to such amendment or repeal.

                                 ARTICLE XI

     No director shall be personally liable to the Company or its shareholders for monetary damages for breach of his or her duties as a director except to the extent that the applicable law from time to time in effect shall provide that such liability may not be eliminated or limited.

     Neither the amendment nor repeal of this Article XI shall affect the liability of any director of the Company with respect to any act or failure to act which occurred prior to such amendment or repeal.

     This Article XI is not intended to eliminate or limit any protection otherwise available to the directors of the Company.

                                ARTICLE XII

     The name of the Incorporator is Linda L. Foss, and the mailing address of the Incorporator is 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391.

                                ARTICLE XIII

     The mailing address of the principal office of the Company is 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391.

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